UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2012

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904-2212
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2012 Annual Meeting of Stockholders of Gartner, Inc. was held on June 7, 2012. With respect to the four (4) proposals put before the stockholders, the voting results were as follows:

    Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes

Michael J. Bingle	85,003,049	132,751	5,912	3,612,498
Richard J. Bressler	85,083,434	52,366	5,912	3,612,498
Raul E. Cesan	85,089,441	46,248	6,023	3,612,498
Karen E. Dykstra	85,111,234	25,372	5,106	3,612,498
Anne Sutherland Fuchs	84,958,108	178,736	4,868	3,612,498
William O. Grabe	84,918,479	217,334	5,899	3,612,498
Eugene A. Hall	85,101,623	35,058	5,031	3,612,498
Stephen G. Pagliuca	85,002,468	133,345	5,899	3,612,498
James C. Smith	85,088,435	47,377	5,900	3,612,498

    Proposal 2 – Advisory Vote to Approve Executive Compensation:

Votes For	84,445,074
Votes Against	660,237
Abstentions	36,041
Broker Non-Votes	3,612,498

    Proposal 3 – Approve Amended and Restated Executive Performance Bonus Plan:

Votes For	84,237,979
Votes Against	865,856
Abstentions	37,877
Broker Non-Votes	3,612,498

    Proposal 4 - Ratify Selection of KPMG LLP as independent registered public accounting firm for fiscal 2012:

Votes For	88,516,786
Votes Against	232,471
Abstentions	4,953

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 7, 2012	By:	/s/ Christopher J. Lafond

Christopher J. Lafond Executive Vice President, Chief Financial Officer